Exhibit 10.1

GLOBAL RESOURCE INVESTMENTS LTD.
7770 El Camino Real
Carlsbad, California 92009
U.S.A.

September 1, 2004

Vista Gold Corp.
Suite 5, 7961 Shaffer Parkway
Littleton, Colorado 80127

Attention:  Mr. Michael B. Richings

Re:  Amended and Restated Finder’s Fee Agreement– Vista Gold Corp. Private Placement

The following letter agreement (this “Letter Agreement”) amends and restates in its entirety the letter agreement, dated August 25, 2004 between Vista Gold Corp. (the “Company”) and Global Resource Investments Ltd. (the “Finder”) respecting the proposed Financing as defined below.

Further to our recent conversations, this Letter Agreement will confirm our various discussions, and, when executed, will constitute a legally binding agreement for the payment by the Company to the Finder of a finder’s fee (the “Fee”) respecting the proposed private placement by the Company (the “Financing”) of Units (the “Units”) comprised of one Share and one Warrant, with any persons introduced by the Finder to the Company, or associates or affiliates of such persons (the “Investors”).  Capitalized terms not defined herein have the meanings given them in the Subscription Agreement of approximate even date among the Company and the Purchasers named therein.

We confirm that the Finder has introduced or will introduce potential Investors to the Company as possible funding sources.  In consideration for the Finder’s services in bringing the Company and the Investors together, the Company has agreed to pay the Fee to the Finder on any part of the Financing which is ultimately completed by the Company and the Investors.  The terms of the proposed Financing and Fee are as follows:

1.             Financing:                         The Financing will be on the terms and conditions as set out in the Amended and Restated Term Sheet between the Company and the Finder, dated as of the date hereof (the “Term Sheet”), a copy of which is attached to this Letter Agreement.

2.             Finder’s Fee:                     The Finder will be paid a finder’s fee equal to five (5%) percent of the gross proceeds received by the Company from the sale of the Units.  The Fee will be paid to the Finder in cash at each closing of the Financing.

3.             Closing:                             The Finder has no obligations or responsibilities in respect of the Financing and completion of the Financing is the responsibility of the Company and the Investors.  However, the Finder agrees to use its reasonable best efforts to assist the Company and the Investors with the administrative matters related to Closing, including exchange and delivery of documents and subscription funds at each Closing of the Financing.

4.             No Agency:                        The Company acknowledges that:

(a)          the Finder is not and has not acted as its agent in respect of the Financing, and the Fee is paid as consideration only for the Finder’s services in introducing the Investors to the Company;

(b)          the Finder will be paid the Fee by the Company upon the closing of the Financing or a portion thereof;

(c)          the Fee is payable to the Finder irrespective of any other commissions or fees which the Company may pay to any broker or other third party in respect of the Financing.

5.             Indemnity.                          The Company has previously agreed to indemnify the Finder in respect of the Financing, on the terms and conditions as set out in the form of Indemnity executed by the Company as of August 25, 2004, a copy of which is attached hereto.

6.             Governing Law                  This Letter Agreement and the payment of the Fee shall be governed by, at the election of the Finder in its sole discretion, the laws of the Province of British Columbia, Canada or the State of California.

7.             Agreement                         This Letter Agreement including the attached Term Sheet and Indemnity, represents the entire agreement between the parties and supersedes any and all prior agreements and understandings, whether written or oral, between the parties.  This Letter Agreement may not be amended or otherwise modified except by an instrument in writing signed by both parties.

If the foregoing accurately sets out your understanding of our agreement, please sign the acknowledgement below and return a signed copy of this Letter Agreement to the undersigned by fax at (760) 943-3935 at your earliest convenience.

Yours truly,

GLOBAL RESOURCE INVESTMENTS LTD.

Per:	/s/ Jeffrey Howard

Jeffrey Howard, Chief Executive Officer

The foregoing terms are hereby acknowledged and agreed to,

this   1st                    day of      September   , 2004.

VISTA GOLD CORP.

Per:	/s/ Gregory G. Marlier

Gregory G. Marlier, Chief Financial Officer

Attachment to Amended and Restated Finder’s Fee Agreement dated September 1, 2004

AMENDMENT AND RESTATED TERM SHEET

For private placement with Vista Gold Corp.

The following term sheet (this “Term Sheet”) amends and restates in its entirety the term sheet as amended by Amendment No. 1, dated August 25, 2004 between the Finder and the Corporation (as such terms are defined herein).

The transactions contemplated by this Term Sheet are subject to receipt of all required regulatory approvals and subject to negotiation of a mutually satisfactory form of subscription agreement and finder’s fee agreement.  All amounts are expressed in U.S. $’s.

Finder

Global Resource Investments Ltd. (“Global”).

Proceeds

Maximum allowable without shareholder approval.

Placees

All placees are at arm’s length to Vista Gold Corp. (the “Corporation”).

Structure

The Corporation will issue units (“Units”), each priced at $3.30.  Each Unit will consist of one common share and one warrant.  The exercise price for each warrant (the “Exercise Price”) will be $4.75; provided, however, that if a registration statement for the securities issued pursuant to this private placement is not declared effective by the SEC within six months from the closing date (the “Registration Date”), the Exercise Price of each outstanding warrant shall automatically decrease to $4.25, and such Exercise Price shall be in effect until the expiry of the warrants.  The warrants will be exercisable for a period of two years from the date of issue, subject to the Warrant Trigger (defined below).

Warrant Trigger

Starting six months after the date a registration statement for the securities issued pursuant to this private placement is declared effective, if the closing trading price of the common shares of the Corporation on the American Stock Exchange is $5.50 or more for a period of 20 consecutive trading days (such event the “Warrant Trigger”), the Corporation will have the option for a period of 15 business days after the end of such period to request that the warrants be exercised within 15 business days of the date the Corporation provides notice that the Warrant Trigger has occurred.  If the warrants are not exercised within 15 business days following this notice, the warrants will expire.

Closing Date

As soon as practicable.

Registration

The Corporation will make all reasonable commercial efforts to ensure that the securities to be issued pursuant to this private placement are registered with the SEC and have such registration statement declared effective by the Registration Date.  In the event the registration statement is not declared effective by the Registration Date, the Exercise Price for each warrant will be reduced to $4.25 as a penalty for said failure (see “Structure,” above).

Finder’s Fees

Global will be acting only as finder, not as an agent. (Accordingly there will be no Agency Agreement.) Finder’s fees will be 5% of the gross proceeds raised from the sale of the Units, payable in cash to Global; the Corporation will pay reasonable legal costs of the finder, such costs not to exceed $25,000.

Dated as of September 1, 2004.

Global Resource Investments Ltd.	Vista Gold Corp.

/s/ Jeffrey Howard	/s/ Gregory G. Marlier
Jeffrey Howard, Chief Executive Officer	Gregory G. Marlier, Chief Financial Officer
(Print Name and Title)	(Print Name and Title)

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INDEMNITY

In accordance with a Finders Fee agreement (the “Agreement”) dated for reference August _25, 2004 between VISTA GOLD CORP. (the “Company”) and GLOBAL RESOURCE INVESTMENTS LTD. (the “Finder”), the Company agrees as follows:

1.     The Company agrees to indemnify and hold harmless the Finder and its affiliates, their respective directors, officers, employees, partners, agents and each other person, if any, controlling the Finder or any of its affiliates (collectively including the Finder, the “Indemnified Parties” and individually, an “Indemnified Party”), to the full extent lawful, from and against any and all expenses, losses, claims, actions, damages and liabilities, joint or several, (including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings, investigations or claims and the reasonable fees and expenses of their counsel that may be incurred in advising and defending any action, suit, proceeding, investigation or claim that may be made or threatened against any Indemnified Party but not including any amount for lost profits) to which any Indemnified Party may become subject or otherwise involved in any capacity under any statute or common law or otherwise insofar as such expenses, losses, claims, actions, damages or liabilities relate to, are caused by, result from, arise out of or are based upon, directly or indirectly, the performance of services rendered by the Finder under the Agreement, or otherwise in connection with the Financing (as defined in the Agreement).

2.     Notwithstanding the foregoing, this indemnity shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that such expenses, losses, claims, actions, damages or liabilities to which the Indemnified Party may be subject were directly caused by the gross negligence, bad faith or wilful misconduct of the Indemnified Party.

3.     If for any reason (other than determinations as to any of the events referred to in paragraph 2 of this indemnity) the foregoing indemnification is unavailable to any Indemnified Party or is insufficient to hold any Indemnified Party harmless, the Company will jointly and severally contribute to the amount paid or payable by the Indemnified Party as a result of such expense, loss, claim, action, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Finder or any other Indemnified Party on the other hand, but also the relative fault of the Company, the Finder or any other Indemnified Party as well as any relevant equitable considerations; provided that the Company will in any event contribute to the amount or amounts paid or payable by the Finder or any other Indemnified Party as a result of any such expense, loss, claim, action, damage or liability (except for any such expense, loss, claim, action, damage or liability which is determined by a court of competent jurisdiction to have been caused directly by the gross negligence, bad faith or wilful misconduct of the Indemnified Party), the portion of such amount or of the aggregate of such amount that is in excess of the amount of the fees received by the Finder under the Agreement.

4.     The Company agrees that if: (a) any legal proceeding is brought against the Company or the Finder or any other Indemnified Party by any person or entity, including without limitation any governmental commission or regulatory authority, or (b) any stock exchange or other entity having regulatory authority, either domestic or foreign, investigates the Company or the Finder or any other Indemnified Party, and the Finder or such other Indemnified Party is required to testify in connection therewith or is required to respond to procedures designed to discover information regarding, in connection with, or by reason of the Agreement, the engagement of the Finder thereunder or the performance of services rendered by the Finder thereunder, the Finder or such other Indemnified Party will have the right to employ its own counsel in connection therewith, and the reasonable fees and expenses of such counsel as well as the reasonable costs (including an amount to reimburse the Finder for time spent by its, or any of its affiliates, directors, officers, employees, partners or agents (collectively, “Personnel”) in connection therewith) and out-of-pocket expenses incurred by its Personnel in connection therewith will be paid by the Company as they occur.

5.     Promptly after receiving notice of an action, suit, proceeding or claim against the Finder or any other Indemnified Party or receipt of notice of the commencement of any investigation which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from the Company, the Finder will notify the Company in writing of the particulars thereof, will provide copies of all relevant documentation to them and, unless the Company assumes the defence thereof, will keep the Company advised of the progress thereof and will discuss all significant actions proposed. The omission to so notify the Company will not relieve them of any liability which they may have to the Finder or any other Indemnified Party except only to the extent that any such delay in or failure to give notice prejudices the defence of such action, suit, proceeding, claim or investigation or results in any material increase in the liability which the Company would otherwise have under this indemnity had the Finder or the Indemnified Party not so delayed in or failed to give the notice required.

6.     The Company will be entitled, at its own expense, to participate in and, to the extent it may wish to do so, assume the defence thereof, provided such defence is conducted by experienced and competent counsel. Upon the Company notifying the Finder in writing of their election to assume the defence and retaining counsel, the Company will not be liable to the Finder or any other Indemnified Party for any legal expenses subsequently incurred by them in connection with such defence. If such defence is assumed by the Company, it throughout the course thereof will provide copies of all relevant documentation to the Finder, will keep the Finder advised of the progress thereof and will discuss with the Finder all significant actions proposed.

7.     Notwithstanding the foregoing paragraph, any Indemnified Party will have the right, at the joint and several expense of the Company, to employ counsel of such Indemnified Party’s choice in respect of the defence of any action, suit, proceeding, claim or investigation if: (i) the employment of such counsel has been authorized by the Company; or (ii) the Company has not assumed the defence and employed counsel within a reasonable time after receiving notice of such action, suit, proceeding, claim or investigation; or (iii) counsel retained by the Company or the Indemnified Party has advised the Indemnified Party that representation of the parties by the same counsel would be inappropriate because there may be legal defences available to the Indemnified Party which are different from or in addition to those available to the Company (in which event and to that extent, the Company will not have the right to assume or direct the defence on the Indemnified Party’s behalf) or that there is a conflict of interest between the Company and the Indemnified Party (in which event the Company will not have the right to assume or direct the defence on the Indemnified Party’s behalf).

8.     No admission of liability and no settlement of any action, suit, proceeding, claim or investigation shall be made without the consent of the Indemnified Parties affected, such consent not to be unreasonably withheld. No admission of liability shall be made and the Company will not be liable for any settlement of any action, suit, proceeding, claim or investigation made without their consent, such consent not to be unreasonably withheld.

9.     The Company hereby acknowledges that the Finder acts as trustee for other Indemnified Parties of the covenants of the Company under this indemnity with respect to such persons and the

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Finder agrees to accept such trust and to hold and enforce such covenants on behalf of such persons.

10.   The Company agrees to waive any right they may have of first requiring any Indemnified Party to proceed against or enforce any other right, power, remedy or security or claim payment from any other person before claiming under this indemnity. The indemnity and contribution obligations of the Company hereunder will be in addition to, but not in duplication of, any liability which the Company may otherwise have, shall extend upon the same terms and conditions to the Indemnified Parties and shall be binding upon and enure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Finder and any other Indemnified Party. The foregoing provisions shall survive the completion of professional services rendered under the Agreement or any termination of the authorization given by the Agreement, and shall continue for a period of three years after the date of the last of such events to occur.

DATED as of the 25th day of August, 2004.

VISTA GOLD CORP.

/s/ Gregory G. Marlier
Authorized Signatory

Gregory G. Marlier, Chief Financial Officer

GLOBAL RESOURCE INVESTMENTS LTD.

/s/ Jeffrey Howard
Authorized Signatory

Jeffrey Howard, Chief Executive Officer

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